UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2024

Sprinklr, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40528	45-4771485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 West 35th Street
7th Floor
New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (917) 933-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00003 per share	CXM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2024, the Board of Directors (the “Board”) of Sprinklr, Inc. (the “Company”) appointed Trac Pham as interim chief operating officer of the Company (the “Interim COO”), effective January 4, 2024 (the “Effective Date”), for a term that expires on June 30, 2024 (the “Term”). Since June 2023, Mr. Pham has served as a Class III director on the Board and as a member of the audit committee of the Board (the “Audit Committee”). In connection with his role as Interim COO, Mr. Pham will resign as a member of the Audit Committee as of the Effective Date, but will remain a member of the Board and is expected to stand for reelection at the Company’s 2024 annual meeting of stockholders.

Mr. Pham, age 54, served as Chief Financial Officer at Synopsys, Inc. from December 2014 to December 2022 and was responsible for Finance, Strategy and Corporate Business Development, and Information Technology. Previously, he was Vice President of Corporate Finance and Vice President of Financial Planning and Strategy at Synopsys. Mr. Pham serves on the board of directors and is the chair of the audit committee at UKG, Inc. and SiFive, Inc. Mr. Pham holds a B.A. in Economics from UC Berkeley and a Master of Pacific International Affairs from the School of Global Policy & Strategy at UC San Diego, where he was a Schoepflin Fellow.

In connection with his appointment as Interim COO, the Company and Mr. Pham entered into a consulting agreement (the “Consulting Agreement”), pursuant to which Mr. Pham will be granted a restricted stock unit award under the Company’s 2021 Equity Incentive Plan, valued at $900,000. The award will vest in six substantially equal installments on each of February 4, March 4, April 4, May 4, June 4 and June 30, 2024, in each case subject to Mr. Pham’s continuous provision of services under the Consulting Agreement through such vesting date. In addition, Mr. Pham will not be eligible to receive additional compensation for his service as a member of the Board pursuant to the Company’s non-employee compensation policy during the Term.

The foregoing description of the Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Consulting Agreement, a copy of which the Company expects to file with its Annual Report on Form 10-K for the fiscal year ending January 31, 2024, and upon filing will be incorporated herein by reference.

The Company entered into its standard form of indemnification agreement with Mr. Pham when he joined the Board, and the agreement will continue to cover him in connection with his service as Interim COO.

There is no arrangement or understanding between Mr. Pham and any other person pursuant to which he was selected as the Company’s Interim COO, and there is no family relationship between Mr. Pham and any of the Company’s other executive officers or directors. Other than with respect to the Consulting Agreement and the indemnification agreement described in the previous paragraph, there are no transactions between Mr. Pham and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On January 4, 2024, the Company issued a press release announcing the appointment of Mr. Pham as the Company’s Interim COO, effective as of January 4, 2024, and the approval of a Stock Repurchase Program (as described below), as well as reaffirming the Company’s financial guidance for its fiscal fourth quarter and full fiscal year ending January 31, 2024 previously provided on December 6, 2023, a copy of which is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

This information set forth under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events

On January 3, 2024, the Board authorized and approved a plan to repurchase up to $100 million of shares of the Company’s outstanding Class A common stock (the “Stock Repurchase Program”). Under the Stock Repurchase Program, the Company intends to repurchase shares through open market purchases in accordance with applicable federal securities laws, including Rule 10b-18 of the Exchange Act. The Company intends to complete the Repurchase Program by December 31, 2024, dependent on market conditions.

Repurchases of the Company’s outstanding Class A common stock under the Stock Repurchase Program shall be effected pursuant to a written trading plan under Rule 10b5-1 of the Exchange Act. Adopting a trading plan that satisfies the conditions of Rule 10b5-1 will allow the Company to repurchase its shares at times when it might otherwise be prevented from doing so due to self-imposed trading blackout periods or pursuant to insider trading laws. Under any Rule 10b5-1 trading plan, the Company’s third-party broker, subject to Securities and Exchange Commission (the “SEC”) regulations regarding certain price, market, volume and timing constraints, would have authority to purchase the Company’s Class A common stock in accordance with the terms of the plan.

The Company cannot predict when or if it will repurchase any shares of its outstanding Class A common stock as its use of Stock Repurchase Program will depend on a number of factors, including constraints specified in any Rule 10b5-1 trading plans, price, general business and market conditions, and alternative investment opportunities. Information regarding share repurchases will be available in the Company’s future periodic reports on Forms 10-Q and 10-K filed with the SEC as required by the applicable rules of the Exchange Act.

This report contains forward-looking information, as that term is defined under the Exchange Act, including information regarding purchases by the Company of its Class A common stock pursuant to any Rule 10b5-1 trading plans. By their nature, forward-looking information and statements are subject to risks, uncertainties, and contingencies, including changes in price and volume and the volatility of the Company’s Class A common stock; adverse developments affecting either or both of prices and trading of exchange-traded securities, including securities listed on the New York Stock Exchange; and unexpected or otherwise unplanned or alternative requirements with respect to the capital investments of the Company. The Company does not undertake to update any forward-looking statements or information, including those contained in this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

99.1	Press release, dated January 4, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sprinklr, Inc.

By:	/s/ Jacob Scott
Jacob Scott
General Counsel & Corporate Secretary

Dated: January 4, 2024